                                                                      Exhibit 11
                                                                      ----------

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                       Six Months:      Three Months:      Six Months:     Three Months:
Weighted Average Shares                                   1997              1997              1997             1997
                                                                  Primary                         Fully Diluted
750 o/s shares X 7,949 exchange ratio                   5,961,750         5,961,750         5,961,750        5,961,750

TES shares outstanding                                        760               770               760              770

Warrants of TES exercised 8/1/97 (3)                       79,580           159,160           238,740          238,740

Shares converted from debt 8/1/97 (2)                      29,520            59,040            88,560           88,560
                                                        ---------         ---------         ---------        ---------
    Total shares (1)                                    6,071,610         6,180,720         6,289,810        6,289,820
                                                        =========         =========         =========        =========

(1) Common stock equivalents related to options granted to employees upon the effective date are not included because their effect would be anti-dilutive.
(2) Shares applicable to convertible debt prior to conversion are not considered common stock equivalents because their effective yield is less than 66-2/3% of Aa+ corp. bond yield and their effect would be anti-dilutive.
(3) Warrants are anti-dilutive thus are not included prior to exercise. After exercise, these were exchanged for 238,740 shares of TTI stock.


                                                       Six Months:      Three Months:      Six Months:     Three Months:
                                                          1996              1996              1996             1996
                                                                  Primary                         Fully Diluted
750 o/s shares X 7,949 exchange ratio                   5,961,750         5,961,750         5,961,750        5,961,750

TES outstanding shares                                        750               750               750              750

30 warrants of TES                                             30                30                30               30

30 warrants of TES exchanged for TTI stock                238,740           238,740           238,740          238,740
                                                       ----------         ---------
Shares converted from debt 8/1/97 (not CSEs)                                                   88,560           88,560
                                                                                            ---------        ---------
                                                        6,201,270         6,201,270         6,289,830        6,289,830
                                                        =========         =========         =========        =========

Net Income (Loss) Applicable to Common Shares:


                                                            Primary                          Fully Diluted
                                                            -------                          -------------
                                                   For the Six Months Ended:          For the Six Months Ended:
                                                     09/30/97         09/30/96          09/30/97         09/30/96
Net income (loss) per financial statements        ($1,592,530)        $238,522        ($1,592,530)        $238,522
Interest expense on convertible debt                   N/A               N/A                8,500            7,000
                                                  ------------        --------        ------------        --------
Net income (loss) applicable to common stock      ($1,592,530)        $238,522        ($1,584,030)        $245,522
                                                  ============        ========        ============        ========

                                                    For Three Months Ended:            For Three Months Ended:
                                                   09/30/97         09/30/96          09/30/97         09/30/96
Net income (loss) per financial statements        ($1,578,893)        $337,155        ($1,578,893)        $337,155
Interest expense on convertible debt                   N/A               N/A                2,200            1,500
                                                  ------------        --------        ------------        --------
Net income (loss) applicable to common stock      ($1,578,893)        $337,155        ($1,576,693)        $338,655
                                                  ============        ========        ============        ========

                    Six Months:
                    -----------
Primary EPS:          09/30/97                     09/30/96
                      ($1,592,530)                   $238,522
                      ------------                   --------
                        6,071,610      ($0.26)      6,201,270            $0.04
                                       =======                           =====

                    Three Months:
                    -------------
                      09/30/97                     09/30/96
                      ($1,578,893)                   $337,155
                      ------------                   --------
                        6,180,720      ($0.26)      6,201,270            $0.05
                                       =======                           =====

                    Six Months:
                    -----------
Fully Diluted EPS:    09/30/97                     09/30/96                           All fully diluted calculations are either
                      ($1,584,030)                   $245,522                         the same as primary or are anti-dilutive, thus
                      ------------                   --------                         fully diluted EPS will not be presented,
                        6,289,820      ($0.25)      6,289,830            $0.04        in the statement of operations.
                                       =======                           =====

                    Three Months:
                    -------------
                      09/30/97                     09/30/96
                      ($1,576,693)                   $338,655
                      ------------                   --------
                        6,289,820     ($0.25)       6,289,830            $0.05
                                      =======                            =====


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